EXHIBIT 10(M)




March 24, 1998
Mr. Scott Gast
Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois  60661


Dear Scott:

We have determined during the course of our year-end audit that currently we do not comply with certain of the covenants in our Loan and Security Agreement as follows:

1. Section 6.4 - the Company's Annualized Net Attrition rate exceeded the allowed percentage.
2. Section 6.5(a) - the Company's Debt Service Coverage for the period fell below the permissible ratio.
3. Section 7.4 - the Company extended a loan, in the amount of $12,000, to a dealer with whom the Company conducts business.

We respectfully request that you waive the compliance requirements for the above stated Sections by signing the acknowledgment below and returning it to me.

Sincerely,


/s/DARIUS G. NEVIN
Darius G. Nevin
Chief Financial Officer


                                       Signature: /s/SCOTT E. GAST
                                                        Scott E. Gast


                                       Title:   Assistant Vice President

                                       Date:   March 16, 199